Exhibit 10.2



                               $1,300,000,000



                            TERM LOAN AGREEMENT



                                dated as of


                              October 25, 1999



                                   among


                           Rite Aid Corporation,


                        The Banks from time to time
                               parties hereto

                                    and

                 Morgan Guaranty Trust Company of New York,
                          as Administrative Agent



                    ------------------------------------




                         JP Morgan Securities Inc.,
                       Lead Arranger and Book Runner




                             TABLE OF CONTENTS1

                              ---------------

                                                              PAGE

                                 ARTICLE 1
                                DEFINITIONS

SECTION 1.01.  Definitions.......................................1
SECTION 1.02.  Accounting Terms and Determinations..............16
SECTION 1.03.  Other Definitional Provisions....................16

                                 ARTICLE 2
                                THE CREDITS

SECTION 2.01.  Commitments to Lend..............................17
SECTION 2.02.  Notice of Borrowing..............................17
SECTION 2.03.  Notice to Banks; Funding of Loans................18
SECTION 2.04.  Notes............................................19
SECTION 2.05.  Maturity of Loans................................19
SECTION 2.06.  Interest Rates...................................19
SECTION 2.07.  Method of Electing Interest Rates................21
SECTION 2.08.  Fees.............................................22
SECTION 2.09.  Reduction Events; Mandatory Prepayments and
                 Commitment Reductions..........................23
SECTION 2.10.  Optional Prepayments.............................25
SECTION 2.11.  General Provisions as to Payments................25
SECTION 2.12.  Funding Losses...................................26
SECTION 2.13.  Computation of Interest..........................26
SECTION 2.14.  Regulation D Compensation........................26

                                 ARTICLE 3
                                 CONDITIONS

SECTION 3.01.  Closing Date.....................................27
SECTION 3.02.  Subsequent Borrowings............................28

                                 ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power....................29
SECTION 4.02.  Corporate and Governmental Authorization; No
                 Contravention..................................29
SECTION 4.03.  Binding Effect...................................29
SECTION 4.04.  Financial Information............................29
SECTION 4.05.  Full Disclosure..................................30
SECTION 4.06.  Litigation.......................................30
SECTION 4.07.  Compliance with ERISA............................30
SECTION 4.08.  Taxes............................................31
SECTION 4.09.  Subsidiaries.....................................31
SECTION 4.10.  Environmental Matters............................31
SECTION 4.11.  Year 2000 Compliance.............................32
SECTION 4.12.  Pledge Agreement.................................32

                                 ARTICLE 5
                                 COVENANTS

SECTION 5.01.  Information......................................32
SECTION 5.02.  Payment of Obligations...........................35
SECTION 5.03.  Maintenance of Property; Insurance...............35
SECTION 5.04.  Conduct of Business and Maintenance of Existence.35
SECTION 5.05.  Compliance with Laws.............................36
SECTION 5.06.  Inspection of Property, Books and Records........36
SECTION 5.07.  Restriction on Other Agreements..................36
SECTION 5.08.  Restriction on Debt of Subsidiaries..............36
SECTION 5.09.  Restriction on Sales with Leases Back............37
SECTION 5.10.  Restriction on Liens.............................37
SECTION 5.11.  Capital Expenditures.............................39
SECTION 5.12.  Capitalization Leverage Ratio....................39
SECTION 5.13.  Cash Flow Leverage Ratio.........................39
SECTION 5.14.  Fixed Charge Coverage............................39
SECTION 5.15.  Limitation on Investments and Acquisitions.......40
SECTION 5.16.  Consolidations, Mergers and Sales of Assets......40
SECTION 5.17.  Use of Proceeds..................................41
SECTION 5.18.  Restricted Payments..............................41
SECTION 5.19.  Synthetic Leases.................................41

                                 ARTICLE 6
                                  DEFAULTS

SECTION 6.01.  Events of Default................................42
SECTION 6.02.  Notice of Default................................44

                                 ARTICLE 7
                          THE ADMINISTRATIVE AGENT

SECTION 7.01.  Appointment and Authorization....................44
SECTION 7.02.  Administrative Agent and Affiliates..............44
SECTION 7.03.  Action by Administrative Agent...................45
SECTION 7.04.  Consultation with Experts........................45
SECTION 7.05.  Liability of Administrative Agent................45
SECTION 7.06.  Indemnification..................................45
SECTION 7.07.  Credit Decision..................................46
SECTION 7.08.  Successor Administrative Agent...................46
SECTION 7.09.  Administrative Agent's Fees......................46

                                 ARTICLE 8
                          CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
                  Unfair........................................46
SECTION 8.02.  Illegality.......................................47
SECTION 8.03.  Increased Cost and Reduced Return................48
SECTION 8.04.  Taxes............................................49
SECTION 8.05.  Base Rate Loans Substituted for Affected
                Euro-Dollar Loans...............................51

                                 ARTICLE 9
                               MISCELLANEOUS

SECTION 9.01.  Notices..........................................52
SECTION 9.02.  No Waivers.......................................52
SECTION 9.03.  Expenses; Indemnification........................52
SECTION 9.04.  Sharing of Set-Offs..............................53
SECTION 9.05.  Amendments and Waivers...........................53
SECTION 9.06.  Successors and Assigns...........................54
SECTION 9.07.  Collateral.......................................56
SECTION 9.08.  Governing Law; Submission to Jurisdiction........56
SECTION 9.09.  Counterparts.....................................56
SECTION 9.10.  WAIVER OF JURY TRIAL.............................56

Commitment Schedule
Pricing Schedule
Exhibit A -   Note
Exhibit B - 1 Opinion of Special Counsel for the Borrower
Exhibit B-2 - Opinion of General Counsel for the Borrower
Exhibit C -   Opinion of Davis Polk & Wardwell, Special Counsel for
              the Administrative Agent
Exhibit D -   Assignment and Assumption Agreement
Exhibit E -   Pledge Agreement



                            TERM LOAN AGREEMENT


      AGREEMENT dated as of October 25, 1999 among RITE AID CORPORATION, the BANKS from time to time parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

      The parties hereto agree as follows:



                                 ARTICLE 1
                                DEFINITIONS

      SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

      "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Loan Documents, and its successors in such capacity.

      "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

      "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

      "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, but excluding (i) any sale, lease or other disposition by PCS or any of its Subsidiaries, (ii) the sale or other disposition of capital stock of PCS (or of any non-cash proceeds thereof), (iii) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (iv) dispositions to the Borrower or a Wholly-Owned Consolidated Subsidiary, (v) any Sale and Leaseback Transaction and (vi) sales of accounts receivable pursuant to the Rite Aid Funding LLC receivables securitization facility in existence on the date hereof, or any successor receivables securitization facility, if and to the extent that the amount of financing available thereunder is not increased above that available on the date hereof.

      "ASSIGNEE" has the meaning set forth in Section 9.06(c).

      "ATTRIBUTABLE DEBT" means, as to any particular Sale and Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (i) in the case of any such transaction involving a Capital Lease, the amount on such date of the Capital Lease Obligation thereunder, or (ii) in the case of any other Sale and Leaseback Transaction, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate of 14% per annum. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges.

      "AVAILABILITY PERIOD" means the period from and including the Closing Date to and including November 15, 1999 (or such earlier date on which the unused amount of the Commitments is reduced to zero).

      "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

      "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

      "BASE RATE LOAN" means a Loan that bears interest at a rate per annum, based on the Base Rate pursuant to the Notice of Borrowing, a Notice of Interest Rate Election, the last sentence of Section 2.07(a) or Article 8.

      "BASE RATE MARGIN" has the meaning specified in the Pricing
Schedule.

      "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "BORROWER" means Rite Aid Corporation, a Delaware corporation, and its successors.

      "BORROWER'S 1999 FORM 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended February 27, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

      "BORROWING" means the aggregation of Loans to be made to the Borrower by the Banks pursuant to Article 2 on a single date and for a single Interest Period. A Borrowing is a "BASE RATE BORROWING" if such Loans are Base Rate Loans or a "EURO-DOLLAR BORROWING" if such Loans are Euro-Dollar Loans.

      "BUSINESS ACQUISITION" means (i) an Investment by the Borrower or any of its Subsidiaries in any other Person (including an Investment by way of acquisition of securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or (ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person.

      "CAPITAL LEASE" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet; and "CAPITAL LEASE OBLIGATION" means the amount of the liability so capitalized in respect of a Capital Lease.

      "CAPITAL MARKETS TRANSACTION" means the receipt by the Borrower or a Subsidiary of proceeds of (a) an issuance in the public or private capital markets of long-term debt securities, of equity securities or of equity-linked (e.g., trust preferred) securities (other than the LPG Transaction), (b) a Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction (i) between the Borrower and a Wholly-Owned Consolidated Subsidiary or between Wholly-Owned Consolidated Subsidiaries or (ii) entered into in respect of property acquired by the Borrower or a Subsidiary if such Sale and Leaseback Transaction is entered into within 24 months from the date of such acquisition) or (c) bank borrowings under facilities entered into after the Closing Date, to the extent the aggregate incremental financing available thereunder exceeds $200,000,000.

      "CLOSING DATE" means the date designated by the Borrower pursuant to
Section 2.02 as the date of the first borrowing hereunder.

      "CLOSING PRICE" on any day, with respect to publicly traded securities, means (a) if such securities are listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which such securities are listed or admitted to trading, or (b) if such securities are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Administration Agent for such purpose.

      "COLLATERAL" means collateral subject to the Collateral
Documents.

      The "COLLATERAL TEST" will be deemed to have been met for purposes of
Section 2.09 if either (i) there shall have been no sale or other disposition by the Borrower of the capital stock of PCS and the Required Banks shall not have notified the Borrower of their determination that there has been a material decline in the value of the capital stock of PCS or (ii) the capital stock of PCS shall have been sold for consideration consisting in whole or in part of publicly traded securities held as Collateral under the Loan Documents, and the aggregate Closing Price at the date of determination of such Collateral is at least 200% of the aggregate amount of the Credit Exposures at such date.

      "COLLATERAL DOCUMENTS" means the Pledge Agreement, any additional pledge agreements required to be delivered pursuant to the Loan Documents and any other instruments or agreements executed pursuant to the foregoing.

      "COMMITMENT" means (i) with respect to each Bank listed in the Commitment Schedule, the amount set forth opposite the name of such Bank in the Commitment Schedule as its Commitment and (ii) with respect to each Assignee which becomes a Bank pursuant to Section 9.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be changed from time to time pursuant to Sections 2.09 and 9.06(c).

      "COMMITMENT SCHEDULE" means the Schedule attached hereto identified as such.

      "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate amount of expenditures by the Borrower and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made (i) for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored and (ii) for assets acquired to the extent financed by a Sale and Leaseback Transaction permitted by Section 5.09.

      "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

      "CONSOLIDATED EBITDA" for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Charges,
(ii) provision for income taxes, (iii) depreciation and amortization and
(iv) charges incurred in connection with store closings not in excess of $48,000,000 and $20,000,000 during the fiscal years ending on or closest to February 28, 2000 and February 28, 2001, respectively; provided that if there shall have been an acquisition or disposition of operations during such period, Consolidated EBITDA shall be calculated on a pro forma basis giving effect thereto as if such acquisition or disposition had occurred on the first day of such period.

      "CONSOLIDATED INTEREST CHARGES" means, for any period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries during such period.

      "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries (exclusive of (a) any non-cash loss on account of a sale of any drugstore and (b) extraordinary items of gain or loss and other non-recurring items of gain or loss, but only to the extent that such non-recurring items of loss do not (i) involve any cash expenditure by the Borrower during such period or any future period or (ii) exceed $50,000,000 in any fiscal year), determined on a consolidated basis for such period.

      "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries after deducting therefrom (i) all liabilities and liability items, including amounts in respect of obligations or guarantees of obligations under leases, which under generally accepted accounting principles would be included on such balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

      "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

      "CONSOLIDATED RENT" means, for any period, the consolidated rental expense of the Borrower and its Consolidated Subsidiaries for such period.

      "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

      "CREDIT EXPOSURE" means, with respect to any Bank, the amount of such Bank's Commitment, if still in existence, or the aggregate outstanding principal amount of such Bank's Loans, if its Commitment is not in existence.

      "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,
(v) all non-contingent obligations (and, for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and
(vii) all Debt of others Guaranteed by such Person.

      "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

      "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

      "DRUGSTORE.COM" means drugstore.com, inc., a Delaware corporation, and its successors.

      "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

      "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

      "EURO-DOLLAR LOAN" means a Loan that bears interest at a Euro-Dollar Rate pursuant to the Notice of Borrowing or a Notice of Interest
Rate Election.

      "EURO-DOLLAR MARGIN" has the meaning specified in the Pricing
Schedule.

      "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.06(b) on the basis of a London Interbank Offered Rate.

      "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section
2.14.

      "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

      "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of January 21, 1999 among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

      "FIXED CHARGE COVERAGE RATIO" means at any date, the ratio of (i) Consolidated EBITDA plus Consolidated Rent to (ii) Consolidated Interest Charges plus Consolidated Rent, in each case for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

      "FUNDED DEBT" means any Debt maturing more than one year after the date of determination thereof and any Debt, regardless of its term, renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such Debt, which would, in accordance with generally accepted accounting practice, be classified as funded debt but shall not include:

          (a) any Debt for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating such indebtedness) in the necessary amount shall have been deposited in trust with a trustee or proper depository either at or before maturity or redemption date thereof; or

          (b) guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers of merchandise, equipment or services or guarantees other than guarantees of indebtedness for borrowed money.

     "GROUP OF LOANS" means, at any time, a group of Loans consisting of
(i) all Loans which are Base Rate Loans at such time and (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

      "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

      "INDEMNITEE" has the meaning set forth in Section 9.03(b).

      "INDENTURES" means (i) the Indenture dated as of December 21, 1998 between the Borrower and Harris Trust and Savings Bank, as trustee, (ii) the Indenture dated as of September 22, 1998 between the Borrower and Harris Trust and Savings Bank, as trustee and (iii) the Indenture dated as of August 1, 1993, between the Borrower and First Trust of New York, National Association, as successor trustee.

      "INFORMATION" means, collectively, (i) the information provided to the Banks in connection with the waiver dated as of September 29, 1999 to the Existing Credit Agreement and (ii) the information presented to the Banks at meetings in New York City on October 4, 1999 and October 18, 1999 among the Borrower and certain financial institutions.

      "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) no Interest Period may end after the Maturity Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise. Any repurchase by the Borrower of its own capital stock shall not constitute an Investment for purposes of this Agreement. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal, to the fair market value of such property at the time of such transfer or exchange.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "LOAN" means a Base Rate Loan or a Euro-Dollar Loan and "LOANS" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

     "LOAN DOCUMENTS" means this Agreement, the Notes and the Collateral Documents.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.06(b).

     "LPG COMMITMENT" means the Commitment with Respect to Investment in Rite Aid Corporation dated October 18, 1999 between the Borrower and Green Equity Investors III.

     "LPG TRANSACTION" means the purchase and sale of 3,000,000 shares of 8% Convertible Pay-In-Kind Preferred Stock of the Borrower for a purchase price of $100.00 per share pursuant to the LPG Commitment.

     "MATERIAL FINANCIAL OBLIGATIONS" means (i) a principal or face amount of Debt (except Debt outstanding hereunder) and/or (ii) payment or collateralization obligations in respect of Derivatives Obligations and/or
(iii) payment or collateralization obligations in respect of leases (other than Capital Leases, which are Debt) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

     "MATURITY DATE" means November 1, 2000.

     "MORGAN PRO RATA EXPOSURE" means the $300,000,000 Demand Promissory Note dated June 15, 1999 issued by the Borrower to the order of J.P. Morgan Ventures Corporation.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NET CASH PROCEEDS" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Reduction Event (including, when received, any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any investment banking and underwriting fees and any other expenses reasonably incurred by such Person in respect of such Reduction Event, (y) if such Reduction Event is an Asset Sale, (I) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (II) any taxes actually paid or to be payable by such Person (as estimated in good faith by the senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale and (z) if such Reduction Event is an Asset Sale, the portion (which may be all) of such Net Cash Proceeds required by the terms of the Pro Rata Facilities to be applied to the prepayment of loans and/or reduction of commitments thereunder.

     "1996 LOAN DOCUMENTS" means the "Loan Documents" as defined in the Pro Rata Credit Agreement.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Borrowing (as defined in
Section 2.02).

     "OCTOBER SPECIAL CHARGES" means the special charges in the aggregate pre-tax amount of $660,000,000 reflected in the Information.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PCS" means PCS Holding Corporation, a Delaware corporation, and its successors.

     "PCS EVENT" means (i) the sale or other disposition of capital stock of PCS (or of any non-cash proceeds thereof) or (ii) any sale, lease or other disposition by PCS or any of its Subsidiaries of any asset which would constitute an Asset Sale but for clause (i) of the definition of such term.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "PLEDGE AGREEMENT" means the PCS Pledge Agreement dated as of the date hereof between the Borrower and Morgan Guaranty Trust Company of New York, as agent thereunder, in substantially the form of Exhibit E.

      "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "PRO RATA CREDIT AGREEMENT" means the $1,000,000,000 Amended and Restated Credit Agreement dated as of July 19, 1996 and amended and restated as of October 25, 1999 among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as administrative agent thereunder.

     "PRO RATA FACILITIES" means, collectively, the Pro Rata Credit Agreement, the Prudential Pro Rata Exposure and the Morgan Pro Rata Exposure.

     "PRUDENTIAL PRO RATA EXPOSURE" means the 7.30% Senior Secured Notes due February 28, 2002 issued by Finco, Inc. and guaranteed by the Borrower.

     "QUARTERLY DATE" means the last day of each Quarterly Period.

      "QUARTERLY PERIOD" means a three-month period consisting of (i) February, March and April, (ii) May, June and July, (iii) August, September and October or (iv) November, December and January.

     "REDUCTION EVENT" means the receipt on or after October 15, 1999 by the Borrower or a Subsidiary of proceeds of (i) a PCS Event, (ii) a Capital Markets Transaction or (iii) an Asset Sale.

     "REFERENCE BANKS" means the principal London offices of Citibank, N.A., Bank of America, N. A. and Morgan Guaranty Trust Company of New York.

     "REGULATION T, U OR X" means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REQUIRED BANKS" means at any time Banks having more than 50% of the aggregate amount of the Credit Exposures.

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (other than such payments in connection with employee benefit plans in the ordinary course of business).

     "SALE AND LEASEBACK TRANSACTION" has the meaning set forth in Section
5.09.

     "SEC" means the Securities and Exchange Commission, or any Person succeeding to its functions under the Securities Exchange Act of 1934, as amended.

      "SECURED DEBT" means Debt which is secured by a Lien on property of the Borrower or any Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other papers arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

      "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary or any group of Subsidiaries having consolidated assets, individually or in the aggregate, equal to or greater than 8% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time.

      "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

      "SUPER MAJORITY BANKS" means at any time Banks having at least 90% of the aggregate amount of the Credit Exposures.

      "SYNTHETIC LEASE" means a lease which is treated as an operating lease under generally accepted accounting principles but as ownership of the leased asset by the lessee for purposes of the Internal Revenue Code.

      "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P (as defined in the Pricing Schedule) and P-1 by Moody's (as defined in the Pricing Schedule), (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000,
(iv) repurchase agreements with respect to securities described in clause
(i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary or (v) money market mutual funds at least 90% the assets of which are held in Investments referred to in clauses (i) through (iv) above (except that the maturities of certain Investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the Investments of such money market mutual fund is less than one year).

      "TOTAL CAPITAL" means, at any date, the sum of Consolidated Debt and Consolidated Net Worth, each determined as of such date.

      "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

      SECTION 1.02. Accounting Terms and Determinations. (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     (b) All financial determinations hereunder shall be adjusted to eliminate the effect of the October Special Charge for all fiscal periods ended prior to the date hereof.

      SECTION 1.03. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include" or "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that amendments, modifications or supplements to the 1996 Loan Documents or the Pro Rata Facilities shall be effective for purposes of references thereto in the Loan Documents only if such amendments are consented to in writing for such purpose by the Super-Majority Banks. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.


                                 ARTICLE 2
                                THE CREDITS

      SECTION 2.01. Commitments to Lend. During the Availability Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time in amounts requested by the Borrower in accordance with the terms of this Agreement, provided that the aggregate principal amount of Loans made by such Bank shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. The Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed. The Commitments shall terminate at the close of business on the last day of the Availability Period (or at the close of business on October 29, 1999, if the Closing Date shall not have occurred on or prior to such date).

      SECTION 2.02. Notice of Borrowing. The Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b)   the aggregate amount of such Borrowing,

     (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

     (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

      SECTION 2.03.  Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) Each Bank shall apply a portion of the Loan(s) to be made by it on the Closing Date equal to the outstanding principal amount of its loans under the Existing Credit Agreement as an extension and renewal of such outstanding loans, and only an amount equal to the excess, if any, of its share of the Borrowing on the Closing Date over the amount of its outstanding loans under the Existing Credit Agreement shall be made available by such Bank to the Administrative Agent as provided in subsection (b).

     (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

      SECTION 2.04. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(d), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.05. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

      SECTION 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin plus the Base Rate for such day. Such interest shall be payable monthly in arrears on the last day of each calendar month and on the Maturity Date and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

      The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

      SECTION 2.07. Method of Electing Interest Rates. (a) The Loans included in each Group of Loans shall bear interest initially at the type of rate specified by the Borrower in the Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article 8), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

               (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or may elect to continue such Loans as Euro-Dollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period, subject to Section 2.12 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $100,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b) Each Notice of Interest Rate Election shall specify:


          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a);

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

      Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.07(a), the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $100,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     (e) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     SECTION 2.08. Fees. (a) Participation Fees. On the Closing Date, the Borrower shall pay to the Administrative Agent for the account of each Bank a participation fee in an amount equal to the sum of (i) 0.50% of the amount of such Bank's Commitment plus (ii) 0.25% of the excess, if any, of the amount (if any) that such Bank committed to provide to the Borrower during the syndication of this Agreement (whether or not accepted by the Borrower) over the amount of the commitment of such Bank under the Existing Credit Agreement.

     (b) Commitment Fees. The Borrower shall pay to the Agent for the account of the Banks ratably a commitment fee accruing at the rate of 0.50% per annum on the daily unused amount of the Commitments. Accrued commitment fees shall be payable upon the date of termination of the Commitments in their entirety.

      SECTION 2.09. Reduction Events; Mandatory Prepayments and Commitment Reductions. (a) In the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, receive any Net Cash Proceeds of any Reduction Event, (x) the Borrower shall, not later than the Domestic Business Day following the date of receipt of such Net Cash Proceeds, notify the Administrative Agent of such fact and of the amount of such Net Cash Proceeds, (y) the Borrower shall, not later than the Domestic Business Day following the date of receipt of such Net Cash Proceeds, cause the same to be transferred to the Administrative Agent to be held in an escrow account pending application in accordance with the provisions of this Agreement and (z) the Borrower shall apply an amount equal to the largest multiple of $1,000,000 which does not exceed the amount of such Net Cash Proceeds to the ratable reduction of the Credit Exposures; provided that

          (i) if the amount of the Net Cash Proceeds in respect of any Reduction Event is less than $5,000,000, then, unless the Required Banks otherwise elect, the application thereof shall be deferred until receipt of proceeds such that, together with all other such amounts received and not previously applied, the amount of such Net Cash Proceeds is equal to at least $5,000,000;

          (ii) so long as the Collateral Test would be met after giving effect to any such election, each Bank shall have the right, exercisable by notice to such effect to the Administrative Agent not less than two Euro-Dollar Business Days prior to the date of any prepayment required pursuant to this Section by reason of a Capital Markets Transaction, to decline to accept the portion of such prepayment otherwise allocable to the Loans of such Bank, in which case the Loans of such Bank shall not be prepaid and the portion of the Net Cash Proceeds of such Capital Markets Transaction which would otherwise have been applied to the prepayment of the Loans of such Bank shall instead be available for application in accordance with the Pro Rata Facilities or, if the Pro Rata Facilities shall have been prepaid in full and the commitments thereunder shall have been terminated, such portion shall be returned to the Borrower. Any such election shall be made by each Bank individually and in its sole discretion, and no such election with respect to any particular prepayment required hereunder shall be applicable to any subsequent prepayment. The absence of a timely notice as contemplated by this paragraph shall constitute an election to receive the prepayment in question. In the event a Bank elects to decline one or more prepayments of its Loans, the aggregate principal amount of its Loans which would otherwise have been so prepaid shall bear additional interest, payable quarterly in arrears on each Quarterly Date, at the rate of 0.25% per annum;

          (iii) Net Cash Proceeds applied to the Credit Exposures pursuant to this Section shall be applied, FIRST, to reduce ratably the unused amount of the Commitments and, SECOND, if the Commitments shall have terminated or been fully utilized, to the ratable prepayment of the Loans;

          (iv) any reduction of the Commitments hereunder shall be effective on the Domestic Business Day following the date of receipt of the related Net Cash Proceeds, and any required prepayment of the Loans shall be made on the third Euro-Dollar Business Day following the date of receipt of such Net Cash Proceeds; and

          (v) the ratable allocation among the Banks contemplated by this
     Section 2.09 shall be done on a basis which disregards the effect of any election by a Bank to decline to accept a prepayment of its Loans pursuant to Section 2.09(a)(ii) above.

     (b) Upon receipt from the Borrower of a notice pursuant to Section 2.09(a)(y), the Administrative Agent will promptly notify each Bank of the contents thereof, and of the date of the related reduction required hereunder. Any required prepayment shall be made together with accrued interest on the amount prepaid, and shall be applied first to the Group of Base Rate Loans and then to such Group or Groups of outstanding Euro-Dollar Loans as the Borrower may elect in such notice, or failing such election as the Administrative Agent may determine in its discretion.

     (c) Amounts held by the Administrative Agent in escrow pending application as contemplated by this Section 2.09 shall be invested upon the instruction of the Borrower in Temporary Cash Investments for the account of the Borrower.

     (d) It is expressly understood and agreed that the provisions of this
Section 2.09 are not intended to, and do not, create a Lien in any Net Cash Proceeds (except to the extent the same represent proceeds of Collateral).

     (e) Net Cash Proceeds of a Reduction Event received by the Borrower or a Subsidiary prior to the Closing Date shall be deemed for purposes of this Section to have been received on the Closing Date.

      SECTION 2.10. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loans to Section 2.12 and so long as no loans are outstanding under the Pro Rata Credit Agreement and the commitments thereunder have been terminated, the Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing or
(ii) upon at least three Euro-Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to
Section 2.06(c), or if the Borrower fails to borrow, prepay, continue or convert any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.03(a), 2.07(c), 2.09(b) or 2.10(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, prepay, continue or convert, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error.

      SECTION 2.13. Computation of Interest. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.14. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and
(y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

      "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).



                                 ARTICLE 3
                                 CONDITIONS

     SECTION 3.01. Closing Date. The obligation of any Bank to make a Loan on the Closing Date is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

     (b) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Borrowing;

     (d) receipt by the Administrative Agent for the account of each Bank of a duly executed Note dated on or before the Closing Date complying with the provisions of Section 2.04;

     (e) receipt by the Administrative Agent of duly executed counterparts of the Pledge Agreement;

     (f) receipt by the Administrative Agent of opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower, substantially in the form of Exhibit B-1 hereto, and (ii) Elliot S. Gerson, General Counsel of the Borrower, substantially in the form of Exhibit B-2 hereto, and covering in each case such additional matters relating to the transactions contemplated hereby as the Required Banks may be reasonably request;

     (g) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (h) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Pledge Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

     (i) receipt by the Administrative Agent of evidence satisfactory to it that the Borrower shall have paid all participation fees payable pursuant to Section 2.08;

     (j) receipt by the Administrative Agent of evidence satisfactory to it that all loans outstanding under the Existing Credit Agreement shall have been renewed and extended hereunder and that all interest and fees accrued under the Existing Credit Agreement to but excluding the Closing Date and all other amounts (if any) then due and payable by the Borrower thereunder shall have been paid in full;

     (k) receipt by the Administrative Agent of evidence satisfactory to it that the LPG Transaction shall have been consummated in accordance with the LPG Commitment, and the Borrower shall have received $300,000,000 gross cash proceeds pursuant thereto; and

     (l) receipt by the Administrative Agent of evidence satisfactory to it that the Pro Rata Credit Agreement shall have become effective in accordance with its terms without waiver of any material condition specified therein.

On the Closing Date, the commitments under the Existing Credit Agreement shall terminate automatically, without any further action by any party to the Existing Credit Agreement. Upon receipt of its Note, each Bank which is a party to the Existing Credit Agreement shall mark the note issued to it pursuant to the Existing Credit Agreement "renewed".

     SECTION 3.02. Subsequent Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing subsequent to the Closing Date is subject to the satisfaction of the conditions specified in clauses (a),
(b) and (c) of Section 3.01. Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) of Section 3.01.



                                 ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants that:

      SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree (other than the Liens created by the Pledge Agreement).

      SECTION 4.03. Binding Effect. This Agreement and the Pledge Agreement each constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

     SECTION 4.04. Financial Information. Except as disclosed in the
Information:

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of February 27, 1999 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Borrower's 1999 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of May 29, 1999 and the related consolidated statements of income and cash flows for the fiscal period then ended, set forth in the Borrower's quarterly report on Form 10-Q for the fiscal quarter then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period, subject to normal year-end adjustments.

     (c) Since May 29, 1999, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

      SECTION 4.05. Full Disclosure. All financial statements and other documents furnished by the Borrower to the Banks in connection with this Agreement, including the Information, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries or the Borrower's ability to perform its obligations under this Agreement.

      SECTION 4.06. Litigation. Except as disclosed in the Borrower's 1999 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of any Loan Document.

     SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns, and the Borrower and its Significant Subsidiaries have filed all other material tax returns, which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Significant Subsidiary except where the payment of any such taxes is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

      SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      SECTION 4.10. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.11. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM") (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective supplier and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all computer applications that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.12. Pledge Agreement. The representations and warranties of the Borrower set forth in the Pledge Agreement are true and correct.


                                 ARTICLE 5
                                 COVENANTS

      The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

     (a) as soon as available and in any event within 90 days (or within such longer period of time, not greater than 120 days, to which the SEC may extend the filing deadline for the Borrower's Annual Report on Form 10-K) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without material qualification by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days (or (x) in the case of the fiscal quarter most recently ended prior to the date hereof, within 65 days or (y) in the case of any subsequent fiscal quarter, within such longer period of time, not greater than 60 days, to which the SEC may extend the filing deadline for the Borrower's Quarterly Report on Form 10-Q) after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
5.08 to 5.15, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
(vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

     (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

      Information required to be delivered pursuant to Section 5.01(a), 5.01(b), 5.01(f) or 5.01(g) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 5.01(c) and
(ii) the Borrower shall deliver paper copies of the information referred to in Section 5.01(a), 5.01(b), 5.01(f) or 5.01(g) to any Bank which requests such delivery.

      SECTION 5.02. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons prior to the time such claims or demands give rise to a Lien upon any of its property or assets, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves, if any, for the accrual of any such items.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

      SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as otherwise permitted in this Agreement, the Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary (except where such Significant Subsidiary merges into the Borrower or any other Subsidiary) to preserve, renew and keep in full force and effect their respective legal existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

      SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

      SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.07. Restriction on Other Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement (other than the Loan Documents and the 1996 Loan Documents) which imposes a limitation on incurrence by the Borrower and its Subsidiaries of Liens that is more restrictive than the limitation on Liens set forth in the Indentures (other than agreements with respect to Debt secured by Liens permitted by Section 5.10(a) containing restrictions on the ability to transfer or grant Liens on the assets securing such Debt and other than customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing and customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business) or which imposes other covenants more restrictive than those set forth in this Agreement.

      SECTION 5.08. Restriction on Debt of Subsidiaries. The Borrower will not permit any Subsidiary to create, issue, incur, assume, or in any other way become liable for any unsecured Debt unless immediately prior thereto the Borrower would be entitled under Section 5.10(e) to create Secured Debt not specifically permitted under Section 5.10 but for subsection (e) thereof in an amount equal to such Debt; provided that the foregoing restriction shall not prevent (i) any Subsidiary from becoming liable to the Borrower or to a Wholly-Owned Consolidated Subsidiary for Debt or (ii) the extension, renewal or refunding of any Debt of any Subsidiary so long as Consolidated Debt is not thereby increased.

      SECTION 5.09. Restriction on Sales with Leases Back. Except for a sale or transfer by a Subsidiary to the Borrower or a Wholly-Owned Consolidated Subsidiary, the Borrower will not, and will not permit any Subsidiary to, sell or transfer any manufacturing plant, warehouse, retail store or equipment now or hereafter owned and operated by the Borrower or a Subsidiary, with the intention that the Borrower or any Subsidiary take back a lease thereof, except a lease for a period, including renewals, not exceeding 24 months, by the end of which period it is intended that the use of such property or equipment by the lessee will be discontinued (any such transaction being herein referred to as a "SALE AND LEASEBACK TRANSACTION"); provided that, notwithstanding the foregoing, the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction if the Borrower or a Subsidiary would be entitled under Section 5.10(e) to create Secured Debt not specifically permitted under Section 5.10 but for Section 5.10(e) in an amount equal to the Attributable Debt respecting such Sale and Leaseback Transaction; provided further that, notwithstanding the foregoing, the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction if entered into in respect of property acquired by the Borrower or a Subsidiary if such Sale and Leaseback Transaction is entered into within 24 months from the date of such acquisition; and provided still further that, notwithstanding the foregoing, the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction so long as the Net Cash Proceeds thereof are applied as contemplated by Section 2.09 hereof.

     SECTION 5.10. Restriction on Liens. The Borrower will not, and will not permit any Subsidiary to, create, issue, incur, assume or guarantee any Secured Debt; provided that the foregoing covenant shall not apply to the following:

     (a) (i) Any Lien on any property acquired or constructed by the Borrower or a Subsidiary and created contemporaneously with, or within 24 months after, such acquisition or the completion of such construction and commencement of full operation of such property, whichever is later, to secure or provide for the payment of any part of the purchase or construction price of such property, or (ii) the acquisition by the Borrower or a Subsidiary of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Borrower or such Subsidiary, or (iii) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided that the Lien does not spread to other property except unimproved real property previously owned upon which any new construction has taken place and subsequent additions to such acquired or constructed property;

     (b) Any Lien created for the sole purpose of extending, renewing or refunding, in whole or part, any Lien permitted by this Section 5.10 or any Lien securing the Debt of the Borrower or of any Subsidiary on the date of this Agreement or of a corporation at the time such corporation becomes a Subsidiary, or any extensions, renewals or refundings of any such Lien; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding Lien shall be limited to all or that part of the same property which secured the Debt so extended, renewed or refunded;

     (c) Any Secured Debt of a Subsidiary owing to the Borrower or a Wholly-Owned Consolidated Subsidiary;

     (d) Any Lien created by the Loan Documents or the 1996 Loan Documents;
and

     (e) Secured Debt of the Borrower and its Subsidiaries which would otherwise be prohibited by the foregoing restrictions (not including Secured Debt permitted to be secured under subsections (a) through (d) above) so long as the sum of any such Secured Debt hereafter incurred and outstanding at the time plus Attributable Debt of the Borrower and any Subsidiaries in respect of Sale and Leaseback Transactions hereafter entered into and outstanding at the time (excluding Attributable Debt incurred in respect of any Sale and Leaseback Transaction (i) entered into in respect of property acquired by the Borrower or a Subsidiary not more than 24 months prior to the date such Sale and Leaseback Transaction is entered into or (ii) if the Borrower, within 120 days before or after such Sale and Leaseback Transaction is entered into applies an amount equal to the greater of (A) the net proceeds of the sale of the property so sold and leased back or (B) the fair market value of such property at the date such arrangement is entered into to the retirement of Secured Debt (other than at maturity or pursuant to any mandatory payment provision) or to reduction of the Commitments) plus unsecured Debt of any Subsidiary hereafter incurred and outstanding at the time (excluding unsecured Debt incurred through the extension, renewal or refunding of Debt of such Subsidiary where Consolidated Debt was not thereby increased and excluding any Debt owed to the Borrower or a Wholly-Owned Consolidated Subsidiary) does not at the time exceed 5% of Consolidated Net Tangible Assets.

     SECTION 5.11. Capital Expenditures. The aggregate amount of
Consolidated Capital Expenditures for any period set forth below shall not exceed the amount set forth below opposite such period:

          FISCAL YEAR ENDING ON         AMOUNT
          OR CLOSEST TO

          February 29, 2000             $620,000,000
          February 28, 2001             $295,000,000

      SECTION 5.12. Capitalization Leverage Ratio. At no time during any period set forth below shall the ratio of (i) Consolidated Debt at such time to (ii) Total Capital at such time, exceed the ratio set forth below opposite such period:

          FISCAL QUARTER ENDING         RATIO
          ON OR CLOSEST TO

          November 30, 1999             0.635
          February 29, 2000             0.635
          May 31, 2000 and              0.620
            thereafter

      SECTION 5.13. Cash Flow Leverage Ratio. At no time during any period set forth below shall the ratio of (i) Consolidated Debt at such time to
(ii) Consolidated EBITDA for the four consecutive fiscal quarters then most recently ended at or prior to such time, exceed the ratio set forth below opposite such period:

          FISCAL QUARTER ENDING         RATIO
          ON OR CLOSEST TO

          November 30, 1999             6.30
          February 29, 2000             6.00
          May 31, 2000                  5.75
          August 31, 2000               4.75


      SECTION 5.14. Fixed Charge Coverage. At no time during any period set forth below shall the Fixed Charge Coverage Ratio be less than the ratio set forth below opposite such period:


          FISCAL QUARTER ENDING         RATIO
          ON OR CLOSEST TO

          November 30, 1999             1.35
          February 29, 2000             1.35
          May 31, 2000                  1.35
          August 31, 2000               1.45

     SECTION 5.15. Limitation on Investments and Acquisitions. (a) Neither the Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

          (i) Investments in Consolidated Subsidiaries; provided, that Investments (exclusive of inter-company payables owing to the Borrower or a Subsidiary arising from cash management transactions in the ordinary course of business) in PCS, whether existing on the date hereof or hereafter made, may be made only by the Borrower and only in the form of a contribution to the capital of PCS and without issuance of additional shares of capital stock therefor, and provided further that no such Investment may be made in any Subsidiary of PCS except by PCS or another Subsidiary of PCS;

          (ii) Temporary Cash Investments;

          (iii) Investments received as consideration for sale or other disposition of the capital stock of PCS or drugstore.com permitted by
     Section 5.16;

          (iv) Investments in drugstore.com existing on the date hereof;
     and

          (v) Any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (c) does not exceed 10% of Consolidated Net Worth.

     (b) The Borrower will not, and will not permit any Subsidiary to, consummate any Business Acquisition to the extent that the aggregate consideration paid or payable by the Borrower or any Subsidiary in connection with all such Business Acquisitions on or after the Closing Date would exceed $15,000,000.

     SECTION 5.16. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person,
(ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person or (iii) sell, lease or otherwise transfer any Collateral to any other Person; provided that (x) the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing and (y) the Borrower may sell or otherwise dispose of the capital stock of PCS or drugstore.com, in whole but not in part, so long as the consideration therefor is not less than the fair market value of such capital stock and shall consist solely of a combination of cash and publicly traded securities payable and deliverable at the closing of such sale.

      SECTION 5.17. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower solely to repay commercial paper maturing on or prior to the date of the related Borrowing hereunder or to extend and renew loans outstanding under the Existing Credit Agreement, the proceeds of which loans were used solely to repay commercial paper (or to refund other borrowings the proceeds of which were used solely to repay commercial paper), which commercial paper provided funds for the payment of the purchase price of the capital stock of PCS. No such use of proceeds will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U, other than publicly traded securities issued to the Borrower in connection with the sale of the capital stock of PCS. The Borrower will ensure that no such use of proceeds violates Regulation T, U or X.

     SECTION 5.18. Restricted Payments. After the date hereof, neither the Borrower nor any Subsidiary will declare or make any Restricted Payment.

      SECTION 5.19. Synthetic Leases. Neither the Borrower nor any Subsidiary will enter into any Synthetic Lease if, after giving effect thereto, the aggregate amount financed under all Synthetic Leases entered into in any period of twelve consecutive calendar months commencing after the date hereof would exceed $35,000,000.



                                 ARTICLE 6
                                  DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

     (b) the Borrower shall fail to observe or perform (i) any covenant contained in Sections 5.08 to 5.19, inclusive or (ii) any covenant contained in Section 3(b) or 5(b) of the Pledge Agreement;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in the Loan Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (d) any material representation, warranty, certification or statement made (or deemed made) by the Borrower in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations or enables (or, if such event or condition does not otherwise give rise to a Default hereunder, which with the giving of notice or lapse of time or both would enable) the holder of such Material Financial Obligations or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

     (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

     (k) any Lien created by the Pledge Agreement shall at any time fail to constitute a valid and (to the extent required by the Pledge Agreement) perfected Lien on all of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or the Borrower shall so assert in writing; or

     (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments (if still in existence) and they shall thereupon terminate, and
(ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments (if still in existence) shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

      SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE 7
                          THE ADMINISTRATIVE AGENT

      SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

      SECTION 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

      SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6 and in the Pledge Agreement.

      SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or any of them in connection herewith (i) with the consent or at the request of the Required Banks (or such other number or percentage of Banks as may be specified in the Loan Documents for particular purposes) or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Credit Exposure, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

      SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, with (so long as no Default shall have occurred and be continuing) the consent of the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 7.09. Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.



                                 ARTICLE 8
                          CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

          (b) Banks having 50% or more of the aggregate amount of the Credit Exposures advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended, and each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

      SECTION 8.02. Illegality. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

     (b) If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Bank is entitled to compensation for the relevant Interest Period under Section 2.14), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
(iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "TAXES" as defined in Section 8.04(a).

     (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

      SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.


                                 ARTICLE 9
                               MISCELLANEOUS

      SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

      SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment (iv) change Section 9.04 or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; and provided further that no such amendment or waiver may modify
Section 2.09 (or the defined terms used therein) in a manner which (i) increases the amount of Net Cash Proceeds available for application under the Pro Rata Facilities or (ii) permits application of cash proceeds of Collateral to a use other than payment of the Loans, in either case without the written consent of all Banks.

     (b) Any provision of any Collateral Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Administrative Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, (i) alter in a manner adverse to the Banks the priorities specified in Section 13 of the Pledge Agreement or (ii) effect or permit a release of any of the Collateral under the Plege Agreement. Notwithstanding the foregoing, Collateral shall be released from the Lien of the Pledge Agreement from time to time as necessary to effect any sale of Collateral permitted by the Loan Documents, and the Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release; provided that arrangements satisfactory to the Administrative Agent shall have been made for application of the cash proceeds thereof in accordance with Section 2.09 hereof and for the pledge of any non-cash proceeds thereof pursuant to the Collateral Documents.

      SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) notice to, and the subscribed consent of, the Borrower, so long as no Default shall have occurred and be continuing, and the Administrative Agent (such consent of the Borrower and the Administrative Agent not to be unreasonably withheld); provided that (i) if an Assignee is an affiliate of such transferor Bank or is a Bank prior to giving effect to such assignment, such notice shall be given but no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension of the credit provided for in this Agreement.

     SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 9.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                              RITE AID CORPORATION


                              By: /s/ Richard Varmecky
                                 ---------------------------------------
                                 Name:   Richard Varmecky
                                 Title:  Senior Vice President - Finance

                              Address:    30 Hunter Lane
                                          Camp Hill, PA 17011
                              Attention:  Chief Financial Officer
                              Telephone No.: (717) 975-5750
                              Facsimile No.: (717) 975-3764
                              Website: www.riteaid.com



                              MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                              By: /s/  Glenda Winter-Irving
                                  ----------------------------------
                                  Name:   Glenda Winter-Irving
                                  Title:  Vice President



                              BANK OF AMERICA, N.A.


                              By: /s/ Timothy Spanos
                                 -----------------------------------
                                 Name:   Timothy Spanos
                                 Title:  Managing Director


                              CITIBANK, N.A.


                              By: /s/  Bradly I. Dietz
                                  ----------------------------------
                                  Name:  Bradly I. Dietz
                                  Title: Vice President


                              BANK ONE, NA
                              (Main Office - Chicago)

                              By: /s/ Eve Drinis
                                  ----------------------------------
                                  Name:   Eve Drinis
                                  Title:  Assistant Vice President



                              ABN AMRO BANK N.V.


                              By: /s/  Louis K. McLinden Jr.
                                  ----------------------------------
                                  Name:   Louis K. McLinden Jr.
                                  Title:  Vice President


                              By: /s/ Jim Janorsky
                                  ----------------------------------
                                  Name:   Jim Janorsky
                                  Title:  Group Vice President


                              FIRST UNION NATIONAL BANK


                              By: /s/  Mark S. Supple
                                  ----------------------------------
                                  Name:  Mark S. Supple
                                  Title: Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/  Brennan T. Danile
                                  ----------------------------------
                                  Name:  Brennan T. Danile
                                  Title: Assistant Vice President


                              WACHOVIA BANK, N.A.


                              By: /s/  James McCreary
                                  ---------------------------------------------
                                  Name:   James McCreary
                                  Title:  Senior Vice President/Group Executive


                              BANK OF MONTREAL


                              By: /s/ Jeffrey McConnell
                                  --------------------------------
                                  Name:  Jeffrey McConnell
                                  Title: Director

                              THE BANK OF NOVA SCOTIA


                              By: /s/ J. Alan Edwards
                                  --------------------------------
                                  Name:   J. Alan Edwards
                                  Title:  Authorized Signatory


                              COMMERZBANK AG, NEW YORK BRANCH


                              By: /s/  Sean M. Harrigan
                                  --------------------------------
                                  Name:   Sean M. Harrigan
                                  Title:  Senior Vice President

                              FLEET NATIONAL BANK


                              By: /s/  Robert Storer
                                  --------------------------------
                                  Name:   Robert Storer
                                  Title:  Senior Vice President


                              KEYBANK NATIONAL ASSOCIATION


                              By: /s/ Daniel Lolly
                                  --------------------------------
                                  Name:  Daniel Lolly
                                  Title: Assistant Vice President


                              MELLON BANK, N.A.


                              By: /s/ Richard Schaich
                                  --------------------------------
                                  Name:  Richard Schaich
                                  Title: Vice President


                              U.S. BANK NATIONAL ASSOCIATION


                              By: /s/  Elliot Jaffre
                                  --------------------------------
                                  Name:  Elliot Jaffre
                                  Title: Senior Vice President


                              UNION BANK OF CALIFORNIA, N.A.


                              By: /s/ Timothy Streb
                                  -------------------------------
                                  Name:  Timothy Streb
                                  Title: Vice President


                              LEHMAN COMMERCIAL PAPER INC.


                              By: /s/ Michael Swanson
                                  -------------------------------
                                  Name:   Michael Swanson
                                  Title:  Authorized Signatory


                              HSBC BANK USA


                              By: /s/ Joseph Salonia
                                  -------------------------------
                                  Name:  Joseph Salonia
                                  Title: Vice President


                              AMSOUTH BANK


                              By: /s/ Darlene Chandler
                                  -------------------------------
                                  Name:  Darlene Chandler
                                  Title: Vice President



                              ARAB BANK, PLC GRAND CAYMAN


                              By: /s/ Emanuel Caravanos
                                  ------------------------------
                                  Name:   Emanuel Cravanos
                                  Title:  Vice President


                              THE BANK OF NEW YORK


                              By: /s/ Howard Bascom Jr.
                                  ------------------------------
                                  Name:   Howard Bascom Jr.
                                  Title:  Vice President


                              ALLFIRST BANK, N.A.


                              By: /s/  Theodore Oswald
                                  ------------------------------
                                  Name:  Theodore Oswald
                                  Title: Vice President


                              HIBERNIA NATIONAL BANK


                              By: /s/  Christopher Pitre
                                  ------------------------------
                                  Name:  Christopher Pitre
                                  Title: Vice President


                              THE HUNTINGTON NATIONAL BANK


                              By: /s/ David Leger
                                  ------------------------------
                                  Name:  David Leger
                                  Title: Senior Vice President



                              NATIONAL CITY BANK OF PENNSYLVANIA


                              By: /s/  Bruce Shearer
                                  ------------------------------
                                  Name:  Bruce Shearer
                                  Title: Vice President


                              NORDDEUTSCHE LANDESBANK
                                    GIROZENTRALE


                              By: /s/ Stephen Hunter
                                  ------------------------------
                                  Name:  Stephen Hunter
                                  Title: Senior Vice President



                              THE NORTHERN TRUST COMPANY


                              By: /s/ Donald Dabisch
                                  -----------------------------
                                  Name:  Donald Dabisch
                                  Title: Vice President


                              THE SUMITOMO BANK, LIMITED


                              By: /s/ C. Michael Garrido
                                  ----------------------------
                                  Name:  C. Michael Garrido
                                  Title: Senior Vice President

                              SUNTRUST BANK, ATLANTA


                              By: /s/ David Wisdom
                                  ----------------------------
                                  Name:   David Wisdom
                                  Title:  Vice President


                              By:
                                  ---------------------------
                                  Name:
                                  Title:


                              BANK OF TOKYO-MITSUBISHI TRUST
                                    COMPANY


                              By: /s/  M. R. Morron
                                  ---------------------------
                                  Name:   M. R. Morron
                                  Title:  Vice President


                              FIRST TENNESSEE BANK NATIONAL
                                    ASSOCIATION


                              By: /s/ Tim Miller
                                  ---------------------------
                                  Name:   Tim Miller
                                  Title:  Vice President


                              MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK, as Administrative Agent


                              By: /s/ Glenda Winter-Irving
                                  ---------------------------
                                  Name:  Glenda Winter-Irving
                                  Title: Vice President

                              Address:    60 Wall Street
                                          New York, New York
                                          10260-0060
                              Attention:  Loan Department
                              Telex number: 177615



                            COMMITMENT SCHEDULE



BANK                                                             COMMITMENT
----                                                             ----------

Morgan Guaranty Trust Company of New York                   $  73,000,000.00
Bank of America, N.A.                                          73,000,000.00
Citibank, N.A.                                                 73,000,000.00
Bank One, NA (Main Office - Chicago)                           73,000,000.00
ABN AMRO Bank N.V.                                             61,000,000.00
First Union National Bank                                      61,000,000.00
PNC Bank, National Association                                 61,000,000.00
Wachovia Bank, N.A.                                            61,000,000.00
Bank of Montreal                                               52,000,000.00
The Bank of Nova Scotia                                        52,000,000.00
Commerzbank AG, New York Branch                                52,000,000.00
Fleet National Bank                                            52,000,000.00
KeyBank National Association                                   52,000,000.00
Mellon Bank, N.A.                                              52,000,000.00
U.S. Bank National Association                                 52,000,000.00
Union Bank of California, N.A.                                 49,000,000.00
Lehman Commercial Paper Inc.                                   44,000,000.00
HSBC Bank USA                                                  44,000,000.00
AmSouth Bank                                                   22,000,000.00
Arab Bank, PLC Grand Cayman                                    22,000,000.00
The Bank of New York                                           22,000,000.00
Allfirst Bank, N.A.                                            22,000,000.00
Hibernia National Bank                                         22,000,000.00
The Huntington National Bank                                   22,000,000.00
National City Bank of Pennsylvania                             22,000,000.00
Norddeutsche Landesbank Girozentrale                           22,000,000.00
The Northern Trust Company                                     22,000,000.00
The Sumitomo Bank, Limited                                     22,000,000.00
SunTrust Bank, Atlanta                                         22,000,000.00
Bank of Tokyo-Mitsubishi Trust Company                         12,000,000.00
First Tennessee Bank National Association                       9,000,000.00
                                                              --------------
TOTAL COMMITMENTS                                         $ 1,300,000,000.00



                              PRICING SCHEDULE

     The "BASE RATE MARGIN" and "EURO-DOLLAR MARGIN" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day.


      Status                  Level  I      Level  II       Level  III
-----------------------------------------------------------------------------
Base Rate Margin                   1.00%          1.50%         2.00%
-----------------------------------------------------------------------------
Euro-Dollar Margin                 2.00%          2.50%         3.00%


     For purposes of this Schedule, the following terms have the following meanings:

      "LEVEL I STATUS" exists at any date if (i) such date is on or after May 1, 2000 and (ii) at such date, the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's.

      "LEVEL II STATUS" exists at any date if, at such date, (a) the Borrower's long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's and (b) Level I Status does not exist.

      "LEVEL III STATUS" exists at any date if, at such date, no other Status exists.

      "MOODY'S" means Moody's Investors Service, Inc., or any successor to its business of rating debt securities.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

      "STATUS" refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

      The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If Asset Sales generating Net Cash Proceeds of at least $500.0 million (excluding the sale by the Borrower of certain of its assets to Longs Drug Stores Corp. publicly announced prior to the date of this Agreement, but including solely for purposes of this sentence a sale or other disposition of capital stock of PCS) are not consummated by February 15, 2000, the Euro-Dollar Margin and Base Rate Margin applicable for any day thereafter shall be the Euro-Dollar Margin and Base Rate Margin, respectively, set forth above for such day, plus, in each case, 0.50%.


                                                          EXHIBIT A
                               NOTE

                                                 New York, New York
                                                 October __, 1999


      For value received, RITE AID CORPORATION, a Delaware corporation (the "BORROWER"), promises to pay to the order of ________________________________
(the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Loan Agreement referred to below on November 1, 2000. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Loan Agreement.
All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

      All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

      This note is one of the Notes referred to in the $1,300,000,000 Term Loan Agreement dated as of October 25, 1999 among the Borrower, the Banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "LOAN AGREEMENT"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

      Payment of principal and interest on this Note is secured by security interests in certain collateral pursuant to the Collateral
Documents.

                              RITE AID CORPORATION


                              By ___________________________________
                                 Title:



                               Note (cont'd)

                      LOANS AND PAYMENTS OF PRINCIPAL


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Date                   Loan       Loan           Repaid         Made By
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                                                                   EXHIBIT B-1



                                 October __, 1999



To the Banks and the Administrative Agent
      Referred to Below
c/o Morgan Guaranty Trust Company of New York,
      as Administrative Agent
60 Wall Street
New York, New York  10260-0060

            Re:   Rite Aid Corporation

Ladies and Gentlemen:

            We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "BORROWER"), in connection with the preparation, execution and delivery of the $1,300,000,000 Term Loan Agreement dated as of October 25, 1999 (the "LOAN AGREEMENT") among the Borrower, the Banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Terms defined in the Loan Agreement are used herein as therein defined. This opinion is being delivered pursuant to Section 3.01(f)(i) of the Loan Agreement.

            In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials, including the facts set forth in the Borrower's Certificate described below.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

            (1) the Loan Agreement;

            (2) the Notes issued pursuant thereto;

            (3) the Pledge Agreement dated as of October __, 1999 (the "PLEDGE AGREEMENT") between the Borrower and the Administrative Agent;

            (iv) each of the other Applicable Agreements (as defined below);

            (v) the certificate of the Borrower dated the date hereof, a copy of which is attached as Exhibit A hereto (the "BORROWER'S
Certificate"); and

            (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law, the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (the "DELAWARE UCC") and the laws of the United States of America to the extent specifically referred to herein.

            Unless otherwise indicated, references to the "UCC" shall mean
(i) with respect to the validity of the security interest, the Uniform Commercial Code as in effect on the date hereof in the State of New York, and (ii) with respect to the perfection and the effect of perfection or non-perfection of the security interest, the Delaware UCC.

            Nancy A. Lieberman, a member of this firm, is a director and shareholder of the Borrower.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. Each Loan Document (other than the Notes) constitutes the valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case, enforceable against the Borrower in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

In connection with our opinion set forth in this paragraph 1, we call to your attention our opinion set forth in paragraph 2 below.

            2. The execution and delivery by the Borrower of each Loan Document, and the performance by the Borrower of its obligations under each Loan Document in accordance with its terms, do not conflict with the Certificate of Incorporation or By-laws of the Borrower.

            3. Neither the execution, delivery or performance by the Borrower of any Loan Document nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of any of the Applicable Agreements (as hereinafter defined). "APPLICABLE AGREEMENTS" shall mean the agreements set forth in Schedule B hereto, together with the instruments issued by the Borrower in connection therewith, in each case as in effect as of the date hereof.

            In rendering the opinions set forth in this paragraph 3, we have considered and relied upon the fact that (i) the shares of capital stock represented by the share certificate identified on Schedule A hereto (the "PLEDGED SECURITIES") were acquired by the Borrower within 24 months of the date hereof with the proceeds of commercial paper issued thereby and
(ii) the proceeds of the Loans are being used exclusively to repay commercial paper maturing on or prior to the date of the related Borrowing under the Loan Agreement or to repay or prepay the loans outstanding under the Existing Credit Agreement, the proceeds of which loans were used solely to repay commercial paper (or to refund other borrowings the proceeds of which were used solely to repay commercial paper).

            4. The provisions of the Pledge Agreement are effective to create, in favor of the Administrative Agent for the benefit of the Banks to secure all amounts payable by the Borrower under the Pledge Agreement, the Loan Agreement and the Notes (all such amounts, the "OBLIGATIONS"), a valid security interest in the Pledged Securities (as defined in each Pledge Agreement).

            5. Upon delivery of the Pledged Securities to the Administrative Agent for the benefit of the Banks in the State of Delaware, the security interest of the Agent for the benefit of the Banks in the Pledged Securities will be perfected.

            6. Neither the execution, delivery or performance by the Borrower of any Loan Document nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of any Applicable Law (as hereinafter defined). "APPLICABLE LAWS" shall mean those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations U and X of the Board of Governors of Federal Reserve System) or pursuant to the Delaware General Corporation Law which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

            7. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Loan Documents by the Borrower. "GOVERNMENTAL APPROVAL" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority (as hereinafter defined) pursuant to Applicable Laws. "GOVERNMENTAL AUTHORITY" means any New York or federal legislative, judicial, administrative or regulatory body.

            8. Neither the execution, delivery or performance by the Borrower of its obligations under the Loan Documents nor compliance by the Borrower with the terms thereof will contravene any Applicable Order (as hereinafter defined) against the Borrower. "APPLICABLE ORDERS" means those orders, judgments or decrees of Governmental Authorities identified in paragraph 2 of the Borrower's Certificate.

            In rendering the foregoing opinions, we have assumed, with your consent, that:

                  (i) each Loan Document has been duly executed and delivered by the Borrower;

                  (ii) the execution, delivery and performance of any of the Borrower's obligations under the Loan Documents does not and will not conflict with, contravene, violate or constitute a default under
      (i) any lease, indenture, instrument or other agreement to which the Borrower or its property is subject (other than Applicable Agreements as to which we express our opinion in paragraph 3 herein), (ii) any rule, law or regulation to which the Borrower is subject (other than Applicable Laws as to which we express our opinion in paragraph 6 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 8 herein); and

                  (iii) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of the Loan Documents or the transactions contemplated thereby.

                    We understand that you are separately receiving an opinion, dated as of the date hereof, with respect to certain of the foregoing from Elliot S. Gerson, Esq. (the "GENERAL COUNSEL OPINION") and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the General Counsel Opinion.

          Our opinions are also subject to the following assumptions and qualifications:

          (a) we have assumed that each of the Loan Documents constitutes the legal, valid and binding obligation of each party thereto (other than the Borrower) enforceable against such party (other than the Borrower) in accordance with its terms; and

          (b) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Borrower) to the any Loan Document with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Borrower) to any Loan Document.

          (c) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

          (d) certain of the remedial provisions, including waivers, with respect to the exercise of remedies against the Pledged Securities contained in the Pledge Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pledge Agreement, taken as a whole, and the Pledge Agreement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security interest created thereby;

          (e) we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of the Administrative Agent for the benefit of the Banks or any party (other than the Borrower) to the Loan Documents with any state, federal or other laws or regulations applicable to them or (2) the legal or regulatory status or the nature of the business of the Agent for the benefit of the Banks; and

            In addition to the foregoing, our opinions with respect to the security interest of the Administrative Agent for the benefit of the Banks in the Pledged Securities are subject to the following qualifications:

          (a) we have assumed that the Borrower owns, or with respect to after-acquired property will own, the Pledged Securities, and we express no opinion as to the nature or extent of the Borrower's rights in, or title to, any of the Pledged Securities and we note that with respect to any after-acquired property, the security interest will not attach until the Borrower acquires ownership thereof;

          (b) our opinions with respect to the interest of the Administrative Agent for the benefit of the Banks are limited to
     Article 8 and Article 9 of the UCC, and such opinions do not address
     (i) laws of jurisdictions other than New York and Delaware, and of New York and Delaware except for Article 8 and Article 9 of the UCC, (ii) collateral of a type not subject to Article 8 and Article 9 of the UCC, and (iii) what law governs perfection or priority of the security interests granted in the Pledged Securities covered by this opinion;

          (c) we call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity; Section 9-103 with respect to changes in the location of the Pledged Securities and the location of a debtor; Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the Pledged Securities. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the Pledged Securities to a debtor or another person and voluntarily subordinating a security interest) may affect any security interest subject to the UCC;

          (d) we have assumed that the Pledged Securities are the Subsidiary Shares as defined in the Pledge Agreement; and

          (e) we express no opinion with respect to the priority of the security interest of the Administrative Agent for the benefit of the Banks in any of the Pledged Securities.

          This opinion is being furnished only to you and is solely for your benefit and is not to be relied upon by anyone else or for any other purpose without our prior written consent.

                                 Very truly yours,



                                Schedule A


                             Certificate         Type of         Number of
         Issuer                Number             Stock            Shares
         ------              -----------         -------         ---------

PCS Holdings Corporation             A-2         Class A,        565 Shares
                                             par value $1.00
                                                per share

                                Schedule B

            1. Note Agreement dated as of September 30, 1996 among FINCO, INC, The Prudential Insurance Company of America and PRUCO Life Insurance Company ($79,560,908.91 7.30% Senior Secured Notes due February 28, 2002).

            2. Master Tax Ownership Operating Lease dated as of March 19, 1998 by and among Rite Aid Realty Corp. as Lessee, Rite Aid Corporation, as Guarantor, RAC Leasing LLC, as Lessor, Sumitomo Bank, Limited, New York Branch, as Liquidity Agent and Collateral Agent, and RA Funding II Corporation as Lease Receivables Purchaser.

            3. Senior Loan Agreement dated as of March 11, 1998 between RAC Leasing LLC and The Lenders Parties hereto, as Lenders and Sumitomo Bank Leasing and Finance, Inc. as Agent.

            4. Master Tax Ownership Operating Lease dated as of May 30, 1997 by and among Rite Aid Realty Corp., as Lessee, Rite Aid Corporation, as Guarantor, Sumitomo Bank Leasing and Finance, Inc., as Lessor, Sumitomo Bank, Limited, New York Branch as Liquidity Agent and Collateral Agent, RA Funding Corporation, as Lease Receivables Purchaser, and Madison Funding Corporation, as Conduit.

            5. Receivables Purchase Agreement dated as of November 26, 1997 among Rite Aid Funding LLC as the Seller, and Corporate Asset Funding Company, Inc. and Corporate Receivables Corporation as the Investors, and Citibank, N.A. and Citicorp North America, Inc. as the Agent and Rite Aid Corporation as Collection Agent.

            6. Indenture, dated as of December 21, 1998, between the Borrower and Harris Trust and Savings Bank, as Trustee.

            7. Indenture, dated as of September 22, 1998, by and among the Borrower and Harris Trust and Savings Bank, as Trustee.

            8. Indenture dated August 1, 1993, between the Borrower and First Trust of New York, National Association, as successor Trustee.


                                                                   EXHIBIT B-2


                                 OPINION OF
                      GENERAL COUNSEL FOR THE BORROWER
                      --------------------------------


To the Banks and the Administrative Agent
   Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Administrative Agent
60 Wall Street
New York, New York 10260-0060

Dear Sirs:

      I am General Counsel of Rite Aid Corporation (the "Borrower"), and I have advised the Borrower in connection with the $1,300,000,000 Term Loan Agreement (the "LOAN AGREEMENT") dated as of October __, 1999 among the Borrower, the Banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Loan Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(f)(ii) of the Loan Agreement.

      I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Loan Agreement, the Notes issued pursuant thereto, the Pledge Agreement and such other documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, I am of the opinion that:

      1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      2. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of (i) any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary, (ii) any agreement material to the business, financial condition, results of operations or prospects of the Borrower, or (iii) any other material instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree.

      3. Each Loan Document (other than the Notes) constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      4. Except as described in the Borrower's Annual Report on Form 10-K for the fiscal year ended February 27, 1999, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity or enforceability of the Loan Documents.

      5. Each of the Borrower's corporate Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      In giving the foregoing opinion, I express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York and the State of Pennsylvania) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                              Very truly yours,



                                                         EXHIBIT C


                                 OPINION OF
                   DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                        FOR THE ADMINISTRATIVE AGENT



To the Banks and the Administrative Agent
   Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Administrative Agent
60 Wall Street
New York, New York 10260-0060

Dear Sirs:

      We have participated in the preparation of the $1,300,000,000 Term Loan Agreement (the "LOAN AGREEMENT") dated as of October 25, 1999 among Rite Aid Corporation, a Delaware corporation (the "BORROWER"), the Banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.01(g) of the Loan Agreement. Terms defined in the Loan Agreement are used herein as therein defined.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Loan Agreement, the Notes issued pursuant thereto, the Pledge Agreement and such other documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, we are of the opinion that:

      1. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

      2. Each Loan Document (other than the Notes) constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                              Very truly yours,



                                                                    EXHIBIT D

                    ASSIGNMENT AND ASSUMPTION AGREEMENT

      AGREEMENT dated as of __________, 19__ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), [RITE AID CORPORATION (the "BORROWER")] and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
Administrative Agent (the "ADMINISTRATIVE AGENT").

                            W I T N E S S E T H

      WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the $1,300,000,000 Term Loan Agreement dated as of October __, 1999 among [Rite Aid Corporation (the "BORROWER")] [the Borrower], the Assignor and the other Banks parties thereto, as Banks, and the Administrative Agent (as amended from time to time, the "LOAN AGREEMENT");

      [WHEREAS, as provided under the Loan Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount not to exceed $_________;]

      [WHEREAS, Loans made to the Borrower by the Assignor under the Loan Agreement in the aggregate principal amount of $_______ are outstanding at the date hereof;] and

       WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Loan Agreement in respect of a portion of its [Commitment][Loans] thereunder in an amount equal to $___________ (the "ASSIGNED AMOUNT"), [together with a corresponding portion of its outstanding Loans,] and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

      SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Loan Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Loan Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof [(i)] the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Loan Agreement with [a Commitment][outstanding Loans] in an amount equal to the Assigned Amount, and (ii) [the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and] the Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

      SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_______.1 [It is understood that commitment fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee.] Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

      SECTION 4. Consent of [the Borrower and] the Administrative Agent. This Agreement is conditioned upon the consent of [the Borrower and] the Administrative Agent pursuant to Section 9.06(c) of the Loan Agreement. The execution of this Agreement by [the Borrower and] the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

      SECTION 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Loan Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower. -------- 1 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

      SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By ____________________________________
                                 Title:

                              [ASSIGNEE]

                              By ____________________________________
                                 Title:


                              [RITE AID CORPORATION

                              By______________________________________
                                 Title:]


                       MORGAN GUARANTY TRUST COMPANY
                    OF NEW YORK, as Administrative Agent

                              By _____________________________________
                                 Title:



                                                                     EXHIBIT E


                            PCS PLEDGE AGREEMENT


      AGREEMENT dated as of October 25, 1999 between RITE AID CORPORATION (with its successors, the "BORROWER") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN"), as agent hereunder (the "AGENT").



                           W I T N E S S E T H :

      WHEREAS, the Borrower, certain banks and Morgan, as agent for such banks are parties to a Credit Agreement dated as of January 21, 1999 (as heretofore amended, the "ORIGINAL 1999 CREDIT AGREEMENT"); and

      WHEREAS, the Borrower and Morgan, as agent, have entered into the Pledge Agreement dated as of September 29, 1999 (the "FIRST PLEDGE AGREEMENT"), pursuant to which the Borrower has pledged the Collateral (as hereinafter defined) to secure its obligations under the Original 1999 Credit Agreement and the Notes issued pursuant thereto; and

      WHEREAS, the Borrower, certain banks and Morgan, as agent for such banks are parties to a Credit Agreement dated as of July 19, 1996 (as heretofore amended, the "ORIGINAL 1996 CREDIT AGREEMENT"); and

      WHEREAS, the Borrower and Morgan, as agent, are parties to a PCS Junior Pledge Agreement dated as of October 19, 1999 (the "SECOND PLEDGE AGREEMENT"), pursuant to which the Borrower has granted a junior security interest in the Collateral to secure certain of its obligations under the Original 1996 Credit Agreement; and

      WHEREAS, the Borrower proposes to enter into a Term Loan Agreement of even date herewith with the parties to the Original 1999 Credit Agreement (as the same may be amended from time to time, the "1999 FACILITY"), term loans under which (the "1999 LOANS") are to refinance loans outstanding under the Original 1999 Credit Agreement; and

      WHEREAS, the Borrower proposes to enter into an Amended and Restated Credit Agreement of even date amending and restating the Original 1996 Credit Agreement (as the same may be amended from time to time, the "PRO RATA CREDIT AGREEMENT"); and

      WHEREAS, the Borrower has agreed to grant a continuing security interest in and to the Collateral (i) on a first priority basis, to secure its obligations under the 1999 Facility, (ii) on a second priority basis, to secure certain of its obligations under the Pro Rata Credit Agreement,
(iii) on a third priority basis, to secure certain other obligations under the Pro Rata Credit Agreement as well as the Prudential Pro Rata Exposure (as defined below), the Morgan Pro Rata Exposure (as defined below) and the Letter of Credit Exposure (as defined below) and (iv) on a fourth priority basis, to secure the Synthetic Lease Obligations (as defined below); and

      WHEREAS, this Agreement is intended to continue the security interests created and perfected under the First Pledge Agreement and the Second Pledge Agreement, but its terms shall supersede the terms thereof;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Definitions. (a) Terms defined in the heading and recitals hereto have the respective meanings provided for therein.

      (b) The following terms have the meanings provided for in the Pro Rata Credit Agreement:

      drugstore.com Pledge Agreement
      Morgan Pro Rata Exposure
      Prudential Pro Rata Exposure
      Tranche A Loans
      Tranche B Loans

      (c) The following additional terms, as used herein, have the following respective meanings:

      "BASE RATE" has the meaning set forth in the Credit Agreements.

      "COLLATERAL" has the meaning assigned to such term in Section 2(c)(a).

      "CREDIT AGREEMENT" means the 1999 Facility or the Pro Rata Credit
Agreement.

      "DEFAULT" means a "Default" as defined in either of the Credit
Agreements.

      "EVENT OF DEFAULT" means an "Event of Default" as defined in either the Credit Agreements.

      "FIRST PRIORITY SECURED OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any 1999 Loan,
(ii) all other amounts payable by the Borrower under the 1999 Facility and
(iii) any renewals or extensions of any of the foregoing.

      "FOURTH PRIORITY SECURED OBLIGATIONS" means (i) the obligations of the Borrower in respect of the Synthetic Lease Obligations and (ii) any renewals or extensions of the foregoing.

      "INSTRUCTING BANKS" means (i) until all First Priority Secured Obligations shall have been paid in full, the "Required Banks" as defined in the 1999 Facility and (ii) thereafter, the "Required Banks" as defined in the Pro Rata Credit Agreement.

      "ISSUER" means PCS Holdings Corporation, and its successors.

      "LETTER OF CREDIT EXPOSURE" means the reimbursement obligations of the Borrower in respect of standby letters of credit issued for the account of the Borrower set forth in Schedule A hereto, and any replacements thereof; provided that the issuer of such letter of credit shall have entered into an agreement with the Borrower and the Agent satisfactory to the Agent pursuant to which such issuer has agreed to accept the benefits of and be bound by the terms of this Agreement; provided further that the Letter of Credit Exposure may not for purposes of this Agreement exceed $32,750,000; and provided further that the outstanding principal amount of any such letters of credit which are undrawn shall be deemed to be the face amount thereof for purposes of this Agreement, subject to the last sentence of Section 13.

      "LIEN" means a "Lien" as defined in either of the Credit Agreements.

      "LOAN DOCUMENTS" means the "Loan Documents" as defined in either Credit Agreement.

      "MAXIMUM PRINCIPAL AMOUNT" shall mean that portion of the outstanding principal amounts of the Partially Secured Obligations secured both hereunder and under the drugstore.com Pledge Agreement, which principal amount shall not exceed $399,000,000, it being understood that this Agreement and the drugstore.com Pledge Agreement each individually, but also collectively, secure the Partially Secured Obligations to the extent of such Maximum Principal Amount, and that therefore the Maximum Principal Amount for purposes of this Agreement shall be reduced by the amount of any proceeds of Collateral applied to principal of the Partially Secured Obligations pursuant to Section 13 of the drugstore.com Pledge Agreement.

      "PARTIALLY SECURED OBLIGATIONS" means the Tranche B Loans, the Prudential Pro Rata Exposure, the Morgan Pro Rata Exposure and the Letter of Credit Exposure.

      "PLEDGED STOCK" means (i) the Subsidiary Shares and (ii) any other capital stock required to be pledged to the Agent pursuant to Section 2(c)(b).

      "SECOND PRIORITY SECURED OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Tranche A Loan, (ii) all other amounts payable by the Borrower hereunder or under the 1996 Loan Documents, to the extent properly allocable to the Tranche A Loans, and (iii) any renewals or extensions of any of the foregoing.

      "SECURED OBLIGATIONS" means the First Priority Secured Obligations, the Second Priority Secured Obligations, the Third Priority Secured Obligations, the Fourth Priority Secured Obligations and any amount payable by the Borrower under this Agreement.

      "SECURED PARTIES" means the Agent and the holders from time to time of the Secured Obligations.

      "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

      "SUBSIDIARY SHARES" means 565 shares of Class A Stock, par value $1.00 per share, of the Issuer.

      "SYNTHETIC LEASE OBLIGATIONS" means, collectively, (i) the Guaranty dated as of March 19, 1998 from Rite Aid Corporation to RAC Leasing LLC, as the same may be amended from time to time, and (ii) the Guaranty dated as of May 30, 1997 from Rite Aid Corporation to Sumitomo Bank Leasing and Finance, Inc., as the same may be amended from time to time.

      "THIRD PRIORITY SECURED OBLIGATIONS" means (i) all outstanding principal amounts of Partially Secured Obligations, provided that the principal amount secured pursuant to this clause (i) shall not exceed the Maximum Principal Amount; (ii) all interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the principal amounts secured pursuant to clause (i) of this definition, (iii) any Yield-Maintenance Amount payable in respect of the portion of the Prudential Pro Rata Exposure secured pursuant to clauses (i) and (ii) of this definition; (iv) any renewals or extensions of any of the foregoing and (v) to the extent the same may be secured hereunder and under the drugstore.com Pledge Agreement without contravention of the Indentures, any and all other amounts payable by the Borrower in respect of the Partially Secured Obligations. The amounts specified in clauses (i) and
(iv) shall be allocated among the Partially Secured Obligations ratably based on the unpaid principal amount thereof at the time of determination.

      Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

      SECTION 2. Representations and Warranties. The Borrower represents and warrants as follows:

          (a) Title to Pledged Stock. The Borrower owns all of the Pledged Stock, free and clear of any Liens other than the Security Interests. The Pledged Stock includes all of the issued and outstanding capital stock of the Issuer. All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. The Borrower is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

          (b) Validity, Perfection and Priority of Security Interests. The Agent has valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Borrower nor any of its Subsidiaries has performed or will perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

     (c) UCC Filing Locations. The chief executive office of the Borrower is located at its address set forth on the signature pages of the Credit Agreement.

      SECTION 3. The Security Interests. In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Borrower hereunder:

          (a) The Borrower hereby assigns and pledges to and with the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties security interests in the Pledged Stock, and all of its rights and privileges with respect to the Pledged Stock, and all income and profits thereon, and all dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "COLLATERAL"). Prior to the execution and delivery hereof, the Borrower has delivered the certificate representing the Subsidiary Shares in pledge hereunder.

          (b) In the event that the Issuer at any time issues any additional or substitute shares of capital stock of any class, the Borrower will immediately pledge and deposit with the Agent certificates representing all such shares as additional security for the Secured Obligations. All such shares constitute Pledged Stock and are subject to all provisions of this Agreement.

          (c) The Security Interests are granted as security only and shall not subject the Agent or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

      SECTION 4. Delivery of Pledged Stock. All certificates representing Pledged Stock delivered to the Agent by the Borrower pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

     SECTION 5. Further Assurances. (a) The Borrower agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Agent to execute and file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

     (b) The Borrower agrees that it will not change (i) its name, identity or corporate structure in any manner, (ii) the location of its chief executive office or (iii) jurisdiction of incorporation unless it shall have given the Agent not less than 30 days' prior notice thereof.

      SECTION 6. Record Ownership of Pledged Stock. The Agent may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Borrower will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Borrower and the Agent will promptly give to the Borrower copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

      SECTION 7. Right to Receive Distributions on Collateral. During the continuance of any Default the Agent shall have the right to receive and to retain as Collateral hereunder all dividends and other payments and distributions made upon or with respect to the Collateral and the Borrower shall take all such action as the Agent may deem necessary or appropriate to give effect to such right. All such dividends and other payments and distributions which are received by the Borrower shall be received in trust for the benefit of the Agent and the Secured Parties and, if the Agent so directs during the continuance of a Default, shall be segregated from other funds of the Borrower and shall, forthwith upon demand by the Agent during the continuance of a Default, be paid over to the Agent as Collateral in the same form as received (with any necessary endorsement). After all Defaults have been cured, the Agent's right to retain dividends and other payments and distributions under this Section 7 shall cease and the Agent shall pay over to the Borrower any such Collateral retained by it during the continuance of a Default.

      SECTION 8. Right to Vote Pledged Stock. Unless a Default shall have occurred and be continuing, the Borrower shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Agent shall, upon receiving a written request from the Borrower accompanied by a certificate signed by its principal financial officer stating that no Default has occurred and is continuing, deliver to the Borrower or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Agent.

      If a Default shall have occurred and be continuing, the Agent shall have the right to the extent permitted by law, and the Borrower shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

      SECTION 9. General Authority. The Borrower hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Agent, the Secured Parties or otherwise, for the sole use and benefit of the Agent and Secured Parties, but at the expense of the Borrower, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

          (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the Borrower not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and the Borrower agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

      SECTION 10. Remedies upon Event of Default. If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 12 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (B) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (C) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law. The Borrower will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9 shall (1) in the case of a public sale, state the time and place fixed for such sale,
(2) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The

Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 11. Expenses. The Borrower agrees that it will forthwith upon demand pay to the Agent:

          (a) the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

          (b) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel, which the Agent may incur in connection with (i) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Agent of any of the rights conferred upon it hereunder or (iv) any Default.

Any such amount not paid on demand shall bear interest at a rate per annum equal to Base Rate plus 4.50% and shall be an additional Secured Obligation hereunder.

      SECTION 12. Limitation on Duty of Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith.

      SECTION 13. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Agent in the following order of priorities:

          FIRST, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent is to be reimbursed pursuant to Section 10 hereof;

          SECOND, to the ratable payment of unpaid principal of the First Priority Secured Obligations;

          THIRD, to the ratable payment of accrued but unpaid interest on the First Priority Secured Obligations in accordance with the terms thereof;

          FOURTH, to the ratable payment of all other First Priority Secured Obligations, until all First Priority Secured Obligations shall have been paid in full;

          FIFTH, to the ratable payment of unpaid principal of the Second Priority Secured Obligations,

          SIXTH, to the ratable payment of accrued but unpaid interest on the Second Priority Secured Obligations in accordance with the terms thereof;

          SEVENTH, to the ratable payment of all other Second Priority Secured Obligations, until all Second Priority Secured Obligations shall have been paid in full;

          EIGHTH, to the ratable payment of unpaid principal of the Third Priority Secured Obligations;

          NINTH, to the ratable payment of accrued but unpaid interest on Third Priority Secured Obligations in accordance with the terms thereof;

          TENTH, to the ratable payment of all other Third Priority Secured Obligations, until all Third Priority Secured Obligations shall have been paid in full;

          ELEVENTH, to the ratable payment of all Fourth Priority Secured Obligations, until all Fourth Priority Secured Obligations have been paid in full;

          FINALLY, to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. Any amount distributable pursuant to this Section 13 in respect of any Letter of Credit Exposure consisting of undrawn letters of credit shall be retained by the Agent for payment to the Secured Parties that are issuers thereof at such time as such letters of credit are drawn and then only to the extent of any such draw. To the extent that any such letter of credit expires undrawn, any amount then held by the Agent pursuant to the preceding sentence in respect thereof shall be distributed in accordance with the priorities established by this Section 13, it being understood that any reimbursement obligations in respect of such expired letter of credit shall not be included in Secured Obligations for purposes of such distribution.

      SECTION 14. Concerning the Agent. The provisions of Article 7 of each Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the Secured Parties in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

          (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Instructing Banks or, in the absence of such instructions, in accordance with its discretion.

          (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Borrower.

      SECTION 15. Appointment of Co-agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of
Section 14).

      SECTION 16. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreements, the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral in accordance with the applicable provisions of the Credit Agreements. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

      SECTION 17. Notices. All notices hereunder shall be given in accordance with Section 9.01 of the Credit Agreements.

      SECTION 18. Waivers, Non-Exclusive Remedies. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Secured Party of any right under any Loan Document or any other document relating to the Secured Obligations owing to such Secured Party preclude any other or further exercise thereof or the exercise of any other right. The rights under the Loan Documents and such other documents are cumulative and are not exclusive of any other remedies provided by law.

      SECTION 19. Successors and Assigns. This Agreement is for the benefit of the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Borrower and its successors and assigns.

      SECTION 20. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Borrower and the Agent with the consent of the Required Banks under each Credit Agreement. No such amendment shall by its terms materially adversely affect the rights of holders of any of the Prudential Pro Rata Exposure, the Morgan Pro Rata Exposure, the Letter of Credit Exposure or the Fourth Priority Secured Obligations in a manner different from its effect on the rights of holders of any other Secured Obligations, except with the written consent of such affected holder (or of the requisite majority of the affected holders specified in the documents governing such affected holders' Secured Obligations).

      SECTION 21. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

      SECTION 22. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 23. Acceptance of Appointment. Morgan hereby accepts its appointment as agent for each of the Secured Parties; provided that neither such appointment or such acceptance shall impose on Morgan any duties other than the express duties of the Agent hereunder and subject in any case to the provisions of Section 7 hereof and Article 7 of the Credit Agreement, which shall be binding on all Secured Parties.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              RITE AID CORPORATION



                              By: /s/ Richard Varmecky
                                  ---------------------------------------
                                  Name:   Richard Varmecky
                                  Title:  Senior Vice President - Finance




                              MORGAN GUARANTY TRUST
                                  COMPANY OF NEW YORK, as
                                  Agent



                              By: /s/ Glenda Winter-Irving
                                 ------------------------------------------
                                  Name:   Glenda Winter-Irving
                                  Title:  Vice President



                                 SCHEDULE A


                             Letters of Credit
                             -----------------

L/C Ref #                  Beneficiary               Amount       Date Issued    Expiry Date
---------                  -----------               ------       -----------    -----------
ISSUED BY MELLON
BANK, N.A.:
8571380           National Union Fire           $  20,861,000.00      20-Feb-98      31-Dec-99
                  Insurance
8554730           Insurance Co. of North            1,186,255.00      03-Nov-97      22-Nov-99
                  America
8533170           Commonwealth of PA                   75,000.00      11-Jul-97      11-Jul-00
8531390           Joseph Brozek, Jr.                  250,000.00      25-Jun-97      25-Jun-00
8159320           Continental Casualty Company      1,027,000.00      19-Feb-92      01-Jan-00
8478300           United States Fidelity and        1,250,000.00      15-May-98      31-Dec-99
                  Trust
8578810           Travelers Indemnity Co. (TPI)       225,000.00      16-Apr-98      31-Dec-99
8578580           LA Dept. of Labor                   350,000.00      15-Apr-98      31-Dec-99
8586190           Reliance Insurance Co.              300,000.00      20-May-98      31-Dec-99
8614310           City of Grand Junction, CO          117,680.00      28-Dec-98      21-Apr-00
8642610           Capital Blue Cross                  749.458.87      08-Jul-99      31-Dec-99
8464810           Baltimore County, MD                 38,973.00      08-May-96      08-Nov-99
                                                  --------------
                                                   26,430,366.87
ISSUED BY
CITIBANK,
N.A.:
13863/30019259    MLTC Funding                      5,800,000.00      12-Dec-96      22-Oct-00
ISSUED BY AMSOUTH
BANK OF ALABAMA:
S309510           AmSouth Bank of Alabama             477,320.73      05-Sep-95      01-Jan-00

                                                ----------------
Total standby letters                              32,707,687.60
of credit outstanding
                                                ----------------


                        CROSS-REFERENCE TARGET LIST

NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE
                          TARGET PULL-DOWN LIST.

(This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTIONTARGET NAME  ARTICLE/SECTIONTARGET NAME  ARTICLE/SECTIONTARGET NAMEARTICLE/SECTIONTARGET NAME

1....................................def
2................................rep.war
2(c).............................sec.int
4.............................del.pl.sec
5..............................fur.assur
6.........................rec.own.pl.stk
5.19........................synth.leases
7........................rt.rec.dist.col
7................................rt.vote
9..............................gen.autho
9.04.......................shrg.set.offs
9(d).......................rem.event.def
10..............................expenses
11(b)(iv)...................lim.duty.agt
12..............................appl.pro
14..............................conc.agt
14(b)........................appt.co.agt
15..........................term.sec.int
9.01, 16.........................notices
17...............................waivers
18...........................succ.assign
19.............................chg.write
20................................ny.law
22...................................sev